Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Reports Third Quarter 2019 Results

•	Strong third quarter free cash flow of 15% of sales contributes to $27 million debt reduction
•	EPS of $0.40; Non-GAAP Cash EPS of $0.61; resulting from $138 million net sales
•	Adjusted EBITDA of $23.6 million, 23.6% margin on sales
•	Updating 2019 guidance due to further end market softening

Sarasota, FL, November 4, 2019 — Helios Technologies, Inc. (Nasdaq: HLIO) (“Helios” or the “Company”), a global industrial technology leader that develops and manufactures solutions for both the hydraulics and electronics markets, today reported financial results for the third quarter and year-to-date period ended September 28, 2019.

Wolfgang Dangel, the Company’s President and Chief Executive Officer, commented, “We are pleased with revenue and the quality of earnings produced in both segments of our business during the third quarter, as we continue to experience economic softening in our end markets.  We realized organic sales growth in our Hydraulics segment, which benefited from a solid order backlog.  However, our Electronics segment sales were again impacted by challenging end markets and the effects of customer contract changes we made earlier this year.  From a profitability perspective, we have established a flexible cost base throughout our organization and both segments effectively employed cost management initiatives, allowing us to generate a resilient adjusted EBITDA margin relative to our topline.  In our Sun Hydraulics business, we incurred one-time organizational restructuring charges related to our offer of early retirement as well as a small reduction in force.  These actions allow us to achieve a more agile and competitive cost structure going forward as well as align the talent of the organization with our future growth strategies.   The restructuring initiative will provide fourth quarter savings of approximately $0.6 million, resulting in a $3.0 million to $3.5 million reduction in our total cost base for 2020.”

Mr. Dangel added, “In addition to our focus on costs, we continue to concentrate on cash flows.  We realized free cash flow in excess of 15% during the quarter, bringing our year-to-date adjusted free cash flow to our target 10% level.  We reduced debt by $27 million, bringing our net debt to adjusted EBITDA down to 2.3x, as we work toward our goal of less than 2x.”

Helios Technologies | 1500 West University Parkway | Sarasota, FL 34243 | 941-362-1200

Helios Technologies Reports Third Quarter 2019 Results

November 4, 2019

Third Quarter 2019 Consolidated Results

($ in millions, except per share data)	Q3 2019	Q3 2018	Change	% Change
Net sales	$138.0	$135.8	$2.2	2%
Gross profit	$52.1	$51.7	$0.4	1%
Gross margin	37.8%	38.1%
Operating income	$19.1	$19.2	$(0.1)	(1%)
Operating margin	13.8%	14.1%
Non-GAAP adjusted operating margin	20.4%	21.3%
Net income	$12.8	$11.6	$1.2	10%
Diluted EPS	$0.40	$0.36	$0.04	11%
Non-GAAP cash net income	$19.5	$19.8	$(0.3)	(2%)
Non-GAAP cash EPS	$0.61	$0.62	$(0.01)	(2%)
Adjusted EBITDA	$32.6	$33.6	$(1.0)	(3%)
Adjusted EBITDA margin	23.6%	24.8%

See the attached tables for additional important disclosures regarding Helios’s use of non-GAAP adjusted operating income, non-GAAP adjusted operating margin, non-GAAP cash net income, non-GAAP cash EPS, adjusted EBITDA (earnings before net interest expense, income taxes, depreciation and amortization, and certain non-recurring charges) and adjusted EBITDA margin (adjusted EBITDA as a percentage of sales) as well as reconciliations of GAAP operating income to non-GAAP adjusted operating income and GAAP net income to non-GAAP cash net income and adjusted EBITDA.  Helios believes that, when used in conjunction with measures prepared in accordance with GAAP, non-GAAP measures described above help in the understanding of its operating performance.

Sales

•	Acquisition related – $3.9 million
•	Organic growth – $0.8 million, 1%, excluding the effect of currency
•	Foreign currency translation on sales – $2.5 million unfavorable

Profits and margins

•	Gross profit and margin drivers – Cost management efforts, offset by a change in the margin profile of products sold; last year included $2.1 million of acquisition inventory step-up amortization
•	Selling, engineering and administrative (SEA) expenses – Decreased primarily due to cost reduction efforts and lower performance-based compensation; improved as a percent of sales
•	Unusual items – $1.7 million organizational restructuring charges and $2.7 million loss on disposal of intangible asset unfavorably impacted current year operating income
•	Amortization of intangible assets – $4.5 million ($7.0 million in prior year due to short-lived acquisition intangibles)
•	Other operating profit and margin factors – Last year included $0.7 million for acquisition and financing related expenses

Non-operating items

•	Interest expense – $3.8 million ($4.6 million in prior year), decrease due to lower debt and interest rates
•	Effective tax rate – 17.3%, down from 18.6% last year

Helios Technologies Reports Third Quarter 2019 Results

November 4, 2019

EPS, non-GAAP cash EPS and adjusted EBITDA

•

GAAP EPS – Cost management efforts, lower amortization and lower interest, partially offset by restructuring charges and loss on disposal of intangible asset; last year included acquisition-related expenses

•	Non-GAAP cash EPS – Comparable to last year, reflects above adjusted for amortization, unusual items and acquisition-related costs
•	Adjusted EBITDA margin – Reflects unfavorable product mix, partially offset by cost management efforts

Year-to-date 2019 Consolidated Results

($ in millions, except per share data)	2019	2018	Change	% Change
Net sales	$428.7	$369.3	$59.4	16%
Gross profit	$164.9	$139.8	$25.1	18%
Gross margin	38.5%	37.9%
Operating income	$71.3	$53.5	$17.8	33%
Operating margin	16.6%	14.5%
Non-GAAP adjusted operating margin	20.8%	22.1%
Net income	$46.5	$30.3	$16.2	53%
Diluted EPS	$1.45	$0.97	$0.48	49%
Non-GAAP cash net income	$60.6	$54.7	$5.9	11%
Non-GAAP cash EPS	$1.89	$1.76	$0.13	8%
Adjusted EBITDA	$102.0	$91.9	$10.1	11%
Adjusted EBITDA margin	23.8%	24.9%

See the attached tables for additional important disclosures regarding Helios’s use of non-GAAP adjusted operating income, non-GAAP adjusted operating margin, non-GAAP cash net income, non-GAAP cash EPS, adjusted EBITDA and adjusted EBITDA margin as well as reconciliations of GAAP operating income to non-GAAP adjusted operating income and GAAP net income to non-GAAP cash net income and adjusted EBITDA.  Helios believes that, when used in conjunction with measures prepared in accordance with GAAP, non-GAAP measures described above help in the understanding of its operating performance.

Sales

•	Acquisition related – $65.5 million
•	Organic growth – $0.3 million, excluding the effect of currency
•	Foreign currency translation on organic sales – $6.4 million unfavorable

Profits and margins

•

Gross profit and margin drivers – Acquisitions, price increases and cost management efforts, partially offset by lower margin CFP business model; last year included $5.2 million of acquisition inventory step-up amortization

•

SEA expenses – Increased primarily due to Faster and CFP acquisitions as well as investments to support the growth and change in Helios business structure, partially offset by cost management efforts; improved as a percent of sales

•	Unusual items – $1.7 million organizational restructuring charges and $2.7 million loss on disposal of intangible asset unfavorably impacted current year operating income
•	Amortization of intangible assets – $13.5 million ($17.2 million in prior year)
•	Other operating profit and margin factors – Last year included $5.6 million for acquisition and financing related expenses

Helios Technologies Reports Third Quarter 2019 Results

November 4, 2019

Non-operating items

•	Net interest expense – Higher due to debt to fund the Faster and CFP acquisitions
•	Foreign currency transaction loss – $3.8 million in prior year, including loss on foreign exchange forward contract to secure funds for Faster acquisition
•	Effective tax rate – 20.5%, down from 23.0% last year

EPS, non-GAAP cash EPS and adjusted EBITDA

•

GAAP EPS – Improvement primarily driven by acquisition growth and cost management efforts, partially offset by investments to support growth, and an unfavorable product mix; last year included acquisition-related expenses

•	Non-GAAP cash EPS – Improvement primarily driven by acquisition growth and cost management efforts, partially offset by investments to support growth
•	Adjusted EBITDA margin – Impacted by investments to support growth and lower margin CFP business model

Hydraulics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

Segment sales of $110.1 million increased 6% over the prior-year third quarter.  The $6.0 million increase included $3.9 million from the acquired CFP business and $4.4 million from organic sales, partially offset by $2.3 million from unfavorable changes in foreign currency exchange rates.  Shipments continued to be strong in the Americas region with organic sales increasing 13%.  The Europe, Middle East, Africa (EMEA) region declined 4% and Asia/Pacific (APAC) region sales grew 3% organically, both excluding the $2.3 million effect of unfavorable foreign currency exchange rate changes.

Third quarter 2019 gross margin of 35.5% was down from the prior year’s 37.6% as unfavorable product mix and foreign currency exchange rates offsets improvements from price increases, net of material cost increases.

SEA expenses in the 2019 third quarter included $0.8 million for the CFP business, partially offset by cost management efforts and lower performance-based compensation.

In the third quarter of 2019, the Company incurred one-time costs of $1.7 million for early retirement and severance charges related to organizational restructuring and a $2.7 million loss on the disposal of an intangible asset from the termination of a technology licensing agreement.

Primarily due to the $4.4 million for restructuring charges and intangible asset disposal described above, third quarter operating income decreased $4.8 million to $17.9 million, representing 16.3% of sales, compared with 21.8% last year.

Year to date, segment sales grew $70.0 million, or 26%, to $340.3 million, compared with the 2018 period.  The growth included $65.5 million of acquisition revenue contributed by Faster and CFP, and 4% organic growth excluding the $5.9 million impact of unfavorable changes in foreign currency exchange rates.  Operating income for the year-to-date period was $65.8 million, or 19.3% of sales.

Helios Technologies Reports Third Quarter 2019 Results

November 4, 2019

Electronics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

Segment sales were $28.0 million for the 2019 third quarter, a 12% decrease compared with the third quarter of last year.  The decline was primarily due to softer demand in recreational and oil and gas end markets as well as the impact of releasing contractual obligations to allow the Company to offer all products to a broader and more diversified customer base.  Foreign currency translation had a $0.2 million unfavorable impact on segment sales in the quarter.

Third quarter 2019 gross margin was 46.4%, relatively consistent with 46.5% last year.  Cost management efforts which resulted in production efficiencies drove the performance.

SEA costs decreased by $1.5 million in the quarter compared with last year due to the cost management efforts and lower performance-based compensation.

Operating income was $6.0 million in the third quarter of 2019, compared with $6.3 million in 2018, with the 2019 operating margin improving to 21.4% from 19.9% last year.

Year to date, segment sales were down 11% to $88.5 million, compared with the 2018 period.  Foreign currency had a $0.5 million unfavorable impact.  Despite the sales decline, operating income was $19.0 million, with the 2019 year-to-date operating margin improving to 21.5% from 20.2% last year.

Balance Sheet and Cash Flow Review

Total debt was $318.3 million at September 28, 2019, down from $345.1 million at June 29, 2019 and $352.7 million at the end of 2018.  Cash and cash equivalents at September 28, 2019 were $13.7 million after using available cash to reduce debt, compared with $13.3 million at June 29, 2019 and $23.5 million at December 29, 2018.  The net debt to adjusted EBITDA ratio improved to 2.3x at September 28, 2019.

Cash provided by operations was $50.9 million and $44.2 million in the first three quarters of 2019 and 2018, respectively.  Year-to-date operating cash flow reached $61.6 million after considering the second quarter contingent consideration payment.  The improvement was mainly due to improved cash from earnings and working capital management.

Capital expenditures were $19.6 million and $18.7 million in the first three quarters of 2019 and 2018, respectively.  Capital expenditures in 2019 are estimated to be $25 million to $28 million, in support of the Company’s ongoing investments to drive its innovative leadership.

2019 Outlook and Guidance

The Company updated its guidance for 2019:

	Previous 2019	Updated 2019
	Guidance	Guidance	Change
Consolidated revenue	$565 - $575 million	$550 - $555 million	~(3)%
Hydraulics segment revenue	$453 - $458 million	$439 - $442 million	~(3)%
Electronics segment revenue	$112 - $117 million	$111 - $113 million	~(2)%
GAAP EPS	$1.95 - $2.05	$1.70 - $1.75	$(0.25) - $(0.30)
Non-GAAP cash EPS	$2.40 - $2.50	$2.24 - $2.29	$(0.16) - $(0.21)
Adjusted EBITDA margin	23.5% - 24.0%	22.4% - 22.8%	~(115) bps

Helios Technologies Reports Third Quarter 2019 Results

November 4, 2019

Mr. Dangel noted, “We are updating our 2019 guidance given the further softening of most of our end markets globally.  While we have backlog in our Hydraulics segment that will support fourth quarter sales, this will be offset by softening demand in specific end markets as well as mix issues that create reserve capacity continuing from past quarters.   We will realize the results of our cost management efforts including the restructuring, but the lower revenue will reduce margins and net income.  We will continue to monitor the economic climate and its impact on our business, further adjusting costs as needed.  And, given our market positioning, we will be ready to react when our end markets do recover.  As economic cycles are a normal part of business, we remain committed to the goals we established for Vision 2025.”

Webcast

The Company will host a conference call and webcast tomorrow morning at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its corporate strategies and outlook.  A question-and-answer session will follow.

The conference call can be accessed by calling (201) 689-8573.  The audio webcast can be monitored at www.heliostechnologies.com.  Participants will have the ability to ask questions on either the teleconference call or the webcast.

A telephonic replay will be available from 12:00 p.m. ET on the day of the call through Tuesday, November 12, 2019.  To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13694908.  The webcast replay will be available in the investor relations section of the Company’s website at www.heliostechnologies.com, where a transcript will also be posted once available.

About Helios Technologies

Helios Technologies is a global industrial technology leader that develops and manufactures hydraulic and electronic control solutions for diverse markets.  The Company does business through its operating subsidiaries around the world, including Sun Hydraulics, Enovation Controls, and Faster Group.  The Company operates in two business segments, Hydraulics and Electronics.  There are three key technologies within the Hydraulics segment: cartridge valve technology (“CVT”), quick-release hydraulic coupling solutions (“QRC”) and hydraulic system design (“Systems”). Within CVT, products provide functions important to a hydraulic system: to control rates and direction of fluid flow and to regulate and control pressures. QRC products allow users to connect and disconnect quickly from any hydraulic circuit without leakage and ensure high-performance under high temperature and pressure using one or multiple couplers. Systems provide engineered solutions for machine users, manufacturers or designers to fulfill complete system design requirements including electro-hydraulic, remote control, electronic control and programmable logic controller systems, as well as automation of existing equipment. The Company’s Electronics segment is an international leader in complete, fully-tailored display and control solutions for engines, engine-driven equipment and specialty vehicles. Its broad range of display, controls and instrumentation are complemented by its extensive application expertise and unparalleled depth of software, embedded programming, hardware and sustaining engineering teams.  The segment’s expertise allows it to deliver maximum results for its customers and their applications with the state-of-the-art solutions that are extremely rugged and reliable while being east to use and integrate. This technology is referred to as Electronic Controls (“EC”). Helios Technologies and information about its associated companies is available online at www.heliostechnologies.com.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934.  Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding the intent, belief or current expectations, estimates, vision or projections of Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the Company’s financing plans; (iii) the Company’s expectations regarding our sales, expenses, gross margins and other results of operations; (iv) trends affecting the Company’s financial condition or results of operations; (v) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (vi) the declaration and payment of dividends; (vii) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization; and (viii) potential challenges relating to changes in and compliance with

Helios Technologies Reports Third Quarter 2019 Results

November 4, 2019

governmental laws and regulations affecting our U.S. and international business. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.  Important factors that could cause the actual results to differ materially from those in the forward‐looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulics and electronics industries in particular, which directly affect customer orders, lead times and sales volume; (ii) fluctuations in global business conditions, including the impact of economic recessions in the U.S. and other parts of the world, (iii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iv) changes in the competitive marketplace that could affect the Company’s revenue and/or costs, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (v) risks related to the integration of the businesses of the Company, Enovation Controls and Faster Group; (vi) changes in technology or customer requirements, such as standardization of the cavity into which screw‐in cartridge valves must fit, which could render the Company’s products or technologies noncompetitive or obsolete; (vii) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (viii) changes relating to the Company’s international sales, including changes in regulatory requirements or tariffs, compliance with anti-corruption laws and trade laws, including export and import compliance, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended December 29, 2018. The Company disclaims any intention or obligation to update or revise forward‐looking statements, whether as a result of new information, future events or otherwise.

This news release will discuss some non-GAAP financial measures, which the Company believes are useful in evaluating our performance.  You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP.

For more information, contact:
Karen L. Howard / Deborah K. Pawlowski
Kei Advisors LLC
(716) 843-3942 / (716) 843-3908
khoward@keiadvisors.com / dpawlowski@keiadvisors.com

Financial Tables Follow.

Helios Technologies Reports Third Quarter 2019 Results

November 4, 2019

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 28,	September 29,		September 28,	September 29,
	2019	2018	% Change	2019	2018	% Change
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Net sales	$138,045	$135,837	2%	$428,738	$369,322	16%
Cost of sales	85,926	84,102	2%	263,884	229,567	15%
Gross profit	52,119	51,735	1%	164,854	139,755	18%
Gross margin	37.8%	38.1%		38.5%	37.9%

Selling, engineering and administrative expenses	24,066	25,440	(5)%	75,531	69,078	9%
Restructuring charges	1,724	-	NM	1,724	-	NM
Amortization of intangible assets	4,478	7,049	(36)%	13,544	17,174	(21)%
Loss on disposal of intangible asset	2,713	-	NM	2,713	-	NM
Operating income	19,138	19,246	(1)%	71,342	53,503	33%
Operating margin	13.8%	14.1%		16.6%	14.5%

Interest expense, net	3,790	4,622	(18)%	12,223	9,256	32%
Foreign currency transaction loss (gain), net	30	(42)	(171)%	92	3,770	(98)%
Miscellaneous (income) expense, net	(72)	141	(151)%	(122)	185	(166)%
Change in fair value of contingent consideration	(72)	275	(126)%	703	928	(24)%
Income before income taxes	15,462	14,250	9%	58,446	39,364	48%
Income tax provision	2,671	2,651	1%	11,986	9,058	32%
Net income	$12,791	$11,599	10%	$46,460	$30,306	53%

Basic and diluted net income per common share	$0.40	$0.36	11%	$1.45	$0.97	49%

Basic and diluted weighted average shares outstanding	32,027	31,843		32,006	31,093

Dividends declared per share	$0.09	$0.09		$0.27	$0.27

NM = Not meaningful

Helios Technologies Reports Third Quarter 2019 Results

November 4, 2019

HELIOS TECHNOLOGIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 28,	December 29,
	2019	2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,706	$23,477
Restricted cash	37	38
Accounts receivable, net of allowance for doubtful accounts
of $1,427 and $1,336	77,315	72,806
Inventories, net	89,338	85,989
Income taxes receivable	590	4,549
Other current assets	15,397	9,997
Total current assets	196,383	196,856
Property, plant and equipment, net	144,230	126,868
Deferred income taxes	8,697	9,463
Goodwill	371,803	383,131
Other intangibles, net	294,682	320,548
Other assets	5,155	5,299
Total assets	$1,020,950	$1,042,165
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$34,845	$40,879
Accrued compensation and benefits	16,365	13,260
Other accrued expenses and current liabilities	14,209	9,941
Current portion of contingent consideration	923	18,120
Current portion of long-term non-revolving debt, net	6,946	5,215
Dividends payable	2,884	2,878
Income taxes payable	218	2,697
Total current liabilities	76,390	92,990
Revolving line of credit	225,489	255,750
Long-term non-revolving debt, net	85,913	91,720
Contingent consideration, less current portion	872	840
Deferred income taxes	48,057	57,783
Other noncurrent liabilities	25,782	12,314
Total liabilities	462,503	511,397
Commitments and contingencies	-	-
Shareholders’ equity:
Preferred stock, par value $0.001, 2,000,000 shares authorized,
no shares issued or outstanding	-	-
Common stock, par value $0.001, 100,000,000 and 50,000,000 shares authorized,
32,032,882 and 31,964,775 shares issued and outstanding	32	32
Capital in excess of par value	363,762	357,933
Retained earnings	256,735	219,056
Accumulated other comprehensive loss	(62,082)	(46,253)
Total shareholders’ equity	558,447	530,768
Total liabilities and shareholders’ equity	$1,020,950	$1,042,165

Helios Technologies Reports Third Quarter 2019 Results

November 4, 2019

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended
	September 28,	September 29,
	2019	2018
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$46,460	$30,306
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	26,006	28,801
Loss on disposal of assets	2,793	53
Stock-based compensation expense	4,058	3,364
Amortization of debt issuance costs	545	550
Benefit for deferred income taxes	(1,381)	(393)
Amortization of acquisition related inventory step up	-	5,217
Change in fair value of contingent consideration	630	928
Forward contract (gains) losses, net	(3,973)	3,573
Other, net	1,304	386
(Increase) decrease in operating assets:
Accounts receivable	(6,533)	(10,595)
Inventories	(6,674)	(13,754)
Income taxes receivable	(1,598)	(1,723)
Other current assets	(3,448)	(1,329)
Other assets	1,259	121
Increase (decrease) in operating liabilities:
Accounts payable	(5,046)	1,413
Accrued expenses and other liabilities	6,249	2,210
Income taxes payable	3,363	(4,762)
Other noncurrent liabilities	(2,386)	(144)
Contingent consideration payments in excess of acquisition date fair value	(10,731)	-
Net cash provided by operating activities	50,897	44,222
Cash flows from investing activities:
Capital expenditures	(19,584)	(18,702)
Proceeds from dispositions of equipment	124	20
Acquisition of business, net of cash acquired	-	(534,662)
Cash settlement of forward contract	2,256	(2,535)
Net cash used in investing activities	(17,204)	(555,879)
Cash flows from financing activities:
Borrowings on revolving credit facility	107,814	285,000
Repayment of borrowings on revolving credit facility	(135,750)	(134,000)
Borrowings on long-term non-revolving debt	-	101,035
Repayment of borrowings on long-term non-revolving debt	(4,188)	(2,527)
Borrowings under factoring arrangements	-	2,891
Repayment of borrowings under factoring arrangements	-	(2,040)
Proceeds from stock issued	1,252	240,959
Dividends to shareholders	(8,641)	(8,126)
Debt issuance costs	-	(1,763)
Payment of contingent consideration liability	(7,064)	(17,342)
Other financing activities	(1,370)	(878)
Net cash (used in) provided by financing activities	(47,947)	463,209
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4,482	440
Net decrease in cash, cash equivalents and restricted cash	(9,772)	(48,008)
Cash, cash equivalents and restricted cash, beginning of period	23,515	63,922
Cash, cash equivalents and restricted cash, end of period	$13,743	$15,914

Helios Technologies Reports Third Quarter 2019 Results

November 4, 2019

HELIOS TECHNOLOGIES

SEGMENT DATA

(in thousands)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Sales:
Hydraulics	$110,089	$104,055	$340,262	$270,297
Electronics	27,956	31,782	88,476	99,025
Consolidated	$138,045	$135,837	$428,738	$369,322

Gross profit and margin:
Hydraulics	$39,112	$39,066	$124,153	$101,936
	35.5%	37.6%	36.5%	37.7%
Electronics	13,007	14,761	40,701	43,036
	46.4%	46.5%	46.0%	43.4%
Corporate and other	-	(2,092)	-	(5,217)
Consolidated	$52,119	$51,735	$164,854	$139,755
	37.8%	38.1%	38.5%	37.9%

Operating income and margin:
Hydraulics	$17,867	$22,723	$65,752	$61,567
	16.3%	21.8%	19.3%	22.8%
Electronics	5,977	6,321	18,977	19,960
	21.4%	19.8%	21.5%	20.2%
Corporate and other	(4,706)	(9,798)	(13,387)	(28,024)
Consolidated	$19,138	$19,246	$71,342	$53,503
	13.8%	14.1%	16.6%	14.5%

Helios Technologies Reports Third Quarter 2019 Results

November 4, 2019

HELIOS TECHNOLOGIES

ADDITIONAL INFORMATION

(Unaudited)

2019 Sales by Geographic Region and Segment

(in millions)

	Q1	% of Total	Q2	% of Total	Q3	% of Total	2019	% of Total
Americas:
Hydraulics	$41.6		$41.2		$43.3		$126.1
Electronics	26.1		26.6		24.0		76.7
Consol. Americas	67.7	46%	67.8	47%	67.3	49%	202.8	47%
EMEA:
Hydraulics	41.8		36.8		31.9		110.5
Electronics	2.5		1.8		2.1		6.4
Consol. EMEA	44.3	30%	38.6	27%	34.0	25%	116.9	27%
APAC:
Hydraulics	33.1		35.7		34.9		103.7
Electronics	1.8		1.7		1.8		5.3
Consol. APAC	34.9	24%	37.4	26%	36.7	26%	109.0	26%
Total	$146.9		$143.8		$138.0		$428.7

2018 Sales by Geographic Region and Segment

(in millions)

	Q1	% of Total	Q2	% of Total	Q3	% of Total	Q4	% of Total	2018	% of Total
Americas:
Hydraulics	$26.4		$39.7		$38.4		$44.2		$148.7
Electronics	30.1		27.9		27.4		23.5		108.9
Consol. Americas	56.5	58%	67.6	50%	65.8	48%	67.7	49%	257.6	51%
EMEA:
Hydraulics	19.6		40.5		34.6		34.9		129.6
Electronics	2.7		2.7		2.7		2.0		10.1
Consol. EMEA	22.3	23%	43.2	32%	37.3	28%	36.9	27%	139.7	27%
APAC:
Hydraulics	16.6		23.4		31.1		32.4		103.5
Electronics	1.9		2.0		1.6		1.7		7.2
Consol. APAC	18.5	19%	25.4	18%	32.7	24%	34.1	24%	110.7	22%
Total	$97.3		$136.2		$135.8		$138.7		$508.0

Helios Technologies Reports Third Quarter 2019 Results

November 4, 2019

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Operating Income RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2019	2018	2019	2018
GAAP operating income	$19,138	$19,246	$71,342	$53,503
Acquisition-related amortization of intangible assets	4,458	6,989	13,403	16,993
Acquisition-related amortization of inventory step-up	-	2,092		5,217
Acquisition and financing-related expenses	-	668	11	5,595
Restructuring charges	1,724	-	1,724	170
Loss on disposal of intangible asset	2,713	-	2,713	-
Other	127	-	127	-
Non-GAAP adjusted operating income	$28,160	$28,995	$89,320	$81,478
GAAP operating margin	13.8%	14.1%	16.6%	14.5%
Non-GAAP Adjusted operating margin	20.4%	21.3%	20.8%	22.1%

Non-GAAP Cash Net Income RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2019	2018	2019	2018
Net income	$12,791	$11,599	$46,460	$30,306
Acquisition-related amortization of inventory step-up	-	2,092	-	5,217
Acquisition and financing-related expenses	-	668	11	5,595
Restructuring charges	1,724	-	1,724	170
Loss on disposal of intangible asset	2,713	-	2,713	-
Foreign currency forward contract loss	-	-	-	2,535
Change in fair value of contingent consideration	(72)	275	703	928
Amortization of intangible assets	4,478	7,049	13,544	17,174
Other	127	-	127	-
Tax effect of above	(2,243)	(1,876)	(4,706)	(7,241)
Non-GAAP cash net income	$19,518	$19,807	$60,576	$54,684
Non-GAAP cash net income per diluted share	$0.61	$0.62	$1.89	$1.76

Helios Technologies Reports Third Quarter 2019 Results

November 4, 2019

Adjusted EBITDA RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2019	2018	2019	2018
Net income	$12,791	$11,599	$46,460	$30,306
Interest expense, net	3,790	4,622	12,223	9,256
Income tax provision	2,671	2,651	11,986	9,058
Depreciation and amortization	8,811	11,725	26,006	28,801
EBITDA	28,063	30,597	96,675	77,421
Acquisition-related amortization of inventory step-up	-	2,092	-	5,217
Acquisition and financing-related expenses	-	668	11	5,595
Restructuring charges	1,724	-	1,724	170
Foreign currency forward contract loss	-	-	-	2,535
Change in fair value of contingent consideration	(72)	275	703	928
Loss on disposal of intangible asset	2,713	-	2,713	-
Other	127	-	127	-
Adjusted EBITDA	$32,555	$33,632	$101,953	$91,866
Adjusted EBITDA margin	23.6%	24.8%	23.8%	24.9%

Non-GAAP Financial Measures:

Adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, cash net income and cash net income per diluted share are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP.  Nevertheless, Helios believes that providing non-GAAP information such as adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, cash net income and cash net income per diluted share are important for investors and other readers of Helios’s financial statements, as they are used as analytical indicators by Helios’s management to better understand operating performance.  Because adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, cash net income and cash net income per diluted share are non-GAAP measures and are thus susceptible to varying calculations, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, cash net income and cash net income per diluted share, as presented, may not be directly comparable to other similarly titled measures used by other companies.